UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) DECEMBER 17, 2008 (DECEMBER 15, 2008)

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2008, Nortel Networks Corporation (“NNC”) announced that the registrant executed a standstill and waiver agreement (the “Agreement”) with Export Development Canada (“EDC”). The Agreement provides the registrant a 30-day waiver from EDC to permit continued access by the registrant to its EDC performance-related support facility (the “EDC Facility”). Pursuant to the terms of the agreement governing the EDC Facility, the recent downgrade by Moody’s of NNC’s corporate family rating to Caa2 would, absent the aforementioned waiver, permit EDC to terminate or suspend the EDC Facility.

NNC owns all of the registrant’s common shares and the registrant is NNC’s principal direct operating subsidiary.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Standstill and Waiver Agreement dated December 15, 2008 between the registrant and Export Development Canada.

99.1	Press Release issued by NNC on December 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ GORDON A. DAVIES
Gordon A. Davies
Deputy General Counsel and Corporate Secretary

By:	/s/ ANNA VENTRESCA
Anna Ventresca
Assistant Secretary

Dated: December 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Standstill and Waiver Agreement dated December 15, 2008 between the registrant and EDC.

99.1	Press Release issued by NNC on December 15, 2008.